Exhibit 16.1

Williams & Webster, P.S. Certified Public Accountants & Business Consultants

June 20, 2007

Securities and Exchange Commission
450 Fifth Street SW
Washington,  DC  20549

Re:  AmeriChip International, Inc.
Commission File Number (000-33127)

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated June 18, 2007.

Our independent auditor’s report on the financial statements of AmeriChip International, Inc. for the years ended November 30, 2006 and 2005 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with AmeriChip International, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of Americal Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com